SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.              )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MICROSEMI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check one appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MICROSEMI CORPORATION

NOTICE OF ANNUAL MEETING ON FEBRUARY 25, 2004

AND PROXY STATEMENT

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 25, 2004

TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROSEMI CORPORATION (the “Company”) will be held at 11861 Western Avenue, Garden Grove, CA 92841, on Wednesday, February 25, 2004 at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.	To elect seven (7) directors, each to serve for the term of one (1) year or until his successor shall have been duly elected and qualified (Proposal 1); and

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on January 9, 2004 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

David R. Sonksen
Secretary

Irvine, California
January 23, 2004

IT IS IMPORTANT THAT ALL OF OUR STOCKHOLDERS BE REPRESENTED AT OUR ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. STOCKHOLDERS, WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON OR NOT, ARE REQUESTED TO PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED. PROXIES ARE REVOCABLE BY HOLDERS AT ANY TIME PRIOR TO BEING VOTED AT THE ANNUAL MEETING, AND STOCKHOLDERS OF RECORD WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY NOTIFY US AT THE MEETING.

Additional copies of proxy materials should be requested in writing, addressed to:

Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614,

Attention: David R. Sonksen, Secretary.

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

PROXY STATEMENT

GENERAL INFORMATION

The accompanying Proxy is solicited by the Board of Directors and Management of Microsemi Corporation (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, February 25, 2004, at 10:00 a.m., Pacific Standard Time, at 11861 Western Avenue, Garden Grove, CA 92841 and at any adjournments or postponements thereof (the “Meeting”). Shares represented by a valid Proxy in the enclosed form (“Proxy”) will be voted as specified if executed and received in time for the Meeting. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of all of the director nominees listed. The Proxy may be voted in the discretion of the proxy holders on any other business as may properly come before the Meeting.

A stockholder who executes and returns the accompanying Proxy may revoke it at any time prior to its being voted by (a) signing another Proxy bearing a later date, or a written notice of revocation and, in either case, delivering the Proxy or notice to the Secretary of the Company by mail prior to the Meeting or (b) voting in person at the Meeting. Execution of the Proxy will not in any way affect a stockholder’s privilege to attend the Meeting and to vote in person, provided that the stock can only be voted in person when held of record in the stockholder’s name or when the stockholder has been given an appropriate proxy to vote at the Meeting.

The costs of Proxy solicitation will be paid by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail. The Company will reimburse banks, brokerage houses, and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of the shares held by them. Proxies may be solicited by directors, officers or other regular employees of the Company in person or by telephone or facsimile as part of their regular duties and without special payment therefor, except reimbursement of incidental costs.

This Notice of Annual Meeting, Proxy Statement and Proxy are first being mailed to stockholders on or about January 26, 2004.

ANNUAL REPORT

The Annual Report to Stockholders and Form 10-K for the fiscal year ended September 28, 2003 accompany this Proxy Statement. Such Reports are not to be regarded as proxy soliciting material and are not incorporated into this Proxy Statement. Such Reports do not incorporate the information of the sections of this Proxy Statement entitled “Report of Compensation Committee” or “Performance Comparison.” THE ANNUAL REPORT TO STOCKHOLDERS AND THE FORM 10-K, INCLUDING ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. SEND REQUESTS TO MICROSEMI CORPORATION, 2381 MORSE AVENUE, IRVINE, CALIFORNIA 92614, ATTENTION: DAVID R. SONKSEN, SECRETARY.

OUTSTANDING VOTING SECURITIES

The Company’s Common Stock, $.20 par value per share (“Common Stock”), constitutes the only class of outstanding securities of the Company whose holders are entitled to notice of and to vote at the Meeting, including any adjournments or postponements thereof. Each such holder of record is entitled, for all purposes, to one vote for each share so held on each matter submitted to a vote of stockholders. On January 9, 2004 (“Record Date”) the Company had issued and outstanding 29,457,866 shares of Common Stock (exclusive of shares held in the treasury).

VOTING PROCEDURES

A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of Common Stock at the close of business on the Record Date in accordance with our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law.

Proxies marked as abstentions and Proxies for shares held in street name designated by brokers as not voted will be treated as shares present for purposes of determining the presence of a quorum at the Meeting.

Proposal 1, the election of directors, will be determined by a plurality vote, i.e., the seven (7) candidates in the election of directors receiving the highest number of affirmative votes will be elected. The stockholders each can cast one (1) vote per share of Common Stock FOR up to seven (7) individuals who are nominated for election. In this election, any votes cast against a candidate or votes withheld, including abstentions and broker non-votes, shall have no legal effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2003, information concerning ownership of the Company’s Common Stock by each person known by the Company to own beneficially more than 5% of its outstanding Common Stock, each director or executive officer and all directors and executive officers as a group.

Name of Beneficial Owner (and Address of Each 5% Beneficial Owner) or Number of Persons in Group	Amount and Nature of Beneficial Ownership		Percentage of Class

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,807,120		6.1%

Philip Frey Jr. 48 Braeburn Lane Newport Beach, CA 92660	1,700,978	(1)	5.7%

Thomas R. Anderson	40,000	(2)	*

William E. Bendush	30,000	(3)	*

Harold A. Blomquist	20,000	(4)	*

William L. Healey	30,000	(5)	*

Martin H. Jurick	57,000	(6)	*

Dennis R. Leibel	40,000	(7)	*

Nick E. Yocca	68,094	(8)	*

James J. Peterson	252,974	(9)	*

David R. Sonksen	175,230	(10)	*

Ralph Brandi	97,750	(11)	*

James H. Gentile	32,300	(12)	*

Paul R. Bibeau	11,750	(13)	*

All Directors and executive officers as a group (13 persons)	896,148	(14)	3.0%

*	Indicates less than 1%

(1)	Includes 234,700 shares under options exercisable as of the date of this information or within 60 days thereafter.

(2)	Includes 40,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(3)	Includes 30,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(4)	Includes 20,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(5)	Includes 30,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(6)	Includes 42,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(7)	Includes 40,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(8)	Includes 65,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(9)	Includes 205,962 shares under options exercisable as of the date of this information or within 60 days thereafter.

(10)	Includes 153,230 shares under options exercisable as of the date of this information or within 60 days thereafter.

(11)	Includes 97,750 shares under options exercisable as of the date of this information or within 60 days thereafter.

(12)	Includes 29,550 shares under options exercisable as of the date of this information or within 60 days thereafter.

(13)	Includes 11,750 shares under options exercisable as of the date of this information or within 60 days thereafter.

(14)	Includes 806,292 shares under options exercisable as of the date of this information or within 60 days thereafter.

ELECTION OF DIRECTORS

(Proposal 1)

The Bylaws of the Company allow for a Board of Directors consisting of not less than three (3) and up to thirteen (13) members as fixed by the Board from time to time, and the Board has fixed the number of directors at seven (7), effective as of the beginning of the Meeting, or any adjournments or postponements thereof. Accordingly, seven (7) directors shall be elected at the Meeting, and the seven (7) nominees named below are proposed by our Company’s current Board of Directors and Management. The nominees proposed for election as directors will serve for a term of one year and until their respective successors are elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. While Management has no reason to believe that any proposed nominee will be unable to or will not serve as a director, should any nominee become unable to serve or will not, for good cause, so serve, then the persons named in the enclosed Proxy will have authority to vote for any substitute nominee designated by the Company’s current Board of Directors.

The seven (7) candidates in the election of directors receiving the highest number of affirmative votes will be elected. Votes against a candidate or votes withheld, including abstentions and broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Meeting are set forth below. Your Board of Directors recommends that you vote FOR the election of each of the nominees named below.

CURRENT DIRECTORS STANDING FOR RE-ELECTION

(NOMINEES)

Name	Position With Company (in Addition to Director) and Principal Occupation during Last Five Years	Age	Director Since

James J. Peterson	President and Chief Executive Officer since December 2000; Vice President and General Manager of the Linfinity Division from 1999 to 2000; President of Linfinity Microelectronics from 1997 to 1999; Vice President of Sales of Linfinity Microelectronics from 1996 to 1997. Director of Simple Tech, Inc. since January 2003.	48	2000

Nick E. Yocca	Private investor and consultant; founder and partner of the law firm Stradling Yocca Carlson & Rauth, P.C., since 1975; Chairman of the Board since 2002.	74	2002

Thomas R. Anderson	A retired executive, consultant and private investor; Vice President and Chief Financial Officer of QLogic Corporation from 1993 to 2002.	59	2002

Dennis R. Leibel	A retired financial and legal executive, Private investor and consultant; Founding partner of Esquire Associates LLC, since 1999.	59	2002

William E. Bendush	Private investor and consultant; Former Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation from 1999 to 2003; Senior Vice President and Chief Financial Officer of Silicon Systems, Inc. from 1985 to 1999.	54	2003

William L. Healey	Private Investor and consultant; Director of Sypris Solutions, Inc. and Orangewood Children’s Foundation; President and Chief Executive Officer of Cal Quality Electronics, Inc. since 2002; President and Chief Executive Officer of Smart Flex Systems, Inc. from 1989 to 1999.	59	2003

Harold A. Blomquist	Private Investor and consultant; President and Chief Executive Officer of Morpho Technologies since December 2003; Chief Executive Officer of Tower Semiconductor from December 2002 to November 2003; Management Consultant for HAB Ventures, Inc. since 2001; President, Chief Executive Officer and Director of ZMD America, Inc. in 2001; Senior Vice President, Business Operations of American Microsystems, Inc. from 1999 to 2001; Director of Interworks Computer Products from 1999 to 2000; Director of Advanced Photonix, Inc. from 1998 to 1999; Director of GA-Tek, holding company to AMI and Gould from 1998 to 2000; Director of AMI from 1996 to 2000; Director of Simtek Corporation since 2002.	51	2003

FORMER DIRECTORS OR NOT STANDING FOR RE-ELECTION

Name	Position With Company (in Addition to Director) and Principal Occupation during Last Five Years	Age	Director Since

Philip Frey, Jr.	Chairman of the Board from February 1987 to December 2002; President and Chief Executive Officer from 1971 to 2000.	75	1972

Robert B. Phinizy	Private investor and consultant; Director of Genisco/Solaris and Corporate Secretary since 1997; Chairman, Chief Executive Officer and President of Genisco Technology Corp. from 1972 to 1986; Director of BioSonics, Inc. and Corporate Secretary since 1993; Retired Captain, United States Navy.	76	1992

H. K. Desai	Private investor and consultant; Chairman of the Board of QLogic Corporation since 1999, its Chief Executive Officer since 1996 and its President since 1995.	56	2000

Martin H. Jurick	Private investor and consultant; Senior Vice President of Corporate Planning and Director of Silicon Systems, Inc. (later a division of Texas Instruments) from 1978 to 1999; Director of Level One Communications from 1991 to 1999.	66	1995

EXECUTIVE OFFICERS

Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. Information is provided under the heading “Directors” for Mr. James J. Peterson.

Name	Position with Company and Principal Occupation during Last Five Years	Age	Officer Since

David R. Sonksen	Executive Vice President since 2000; Vice President–Finance, Chief Financial Officer, Treasurer and Secretary since 1986.	58	1986

Ralph Brandi	Executive Vice President, Chief Operating Officer since 2002; Vice President–Operations since 2000; Vice President–Operations of Linfinity Division from 1999 to 2000; Vice President–Operations of Linfinity Microelectronics, Inc. from 1995 to 1999.	59	2000

John M. Holtrust	Vice President–Human Resources since 2000; Vice President–Human Resources of Silicon Systems Inc. from 1990 to 2000.	53	2000

James H. Gentile	Vice President–Worldwide Sales since 2001; Vice President, Sales and Marketing of Micro Power Products Division from 1999 to 2001; North America Sales Manager of Mitel Semiconductor, Inc. from 1997 to 1999.	47	2001

John J. Petersen	Vice President–Quality and Business Process Improvement since 2001; Vice President, Quality and Technology Storage Products Group of Texas Instruments, Inc. from 1994 to 2001	59	2001

Paul R. Bibeau	Vice President–General Manager of Microsemi Corp.–Integrated Products since 2003; Vice President–Marketing and Business Development from 2002 to 2003; Marketing Director, Technology Storage Products Group of Texas Instruments, Inc. from 1992 to 2001.	46	2002

INFORMATION REGARDING THE BOARD OF

DIRECTORS AND ITS COMMITTEES

During the 2003 fiscal year, the Board of Directors held a total of eight (8) regularly scheduled or special meetings.

The Audit Committee, which consisted of directors Thomas R. Anderson, William E. Bendush and Dennis R. Leibel during the 2003 fiscal year, reviews matters relating to the Company’s internal and external audits. The Audit Committee held a total of six (6) meetings in fiscal year 2003 to review the financial statements and the audit of fiscal year 2002, to review each of the quarterly financial statements of fiscal year 2003 and to review the plan of the audit for fiscal year 2003. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as a supplement. The members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee Report for the 2003 fiscal year is included in this Proxy Statement. The Board of Directors determined that the three Audit Committee members are financial experts: Thomas R. Anderson, William E. Bendush and Dennis R. Leibel.

The Compensation Committee, which consisted of directors Thomas R. Anderson, Martin H. Jurick, William L. Healey and Dennis R. Leibel during the 2003 fiscal year, considers and approves the grant of stock options, compensation as well as other matters related to compensation for the Company’s executive officers and key employees. The Compensation Committee held five (5) meetings in fiscal year 2003.

The Compliance Committee, which consisted of directors Dennis R. Leibel, William E. Bendush, Thomas R. Anderson and Nick E. Yocca during the 2003 fiscal year, is responsible for monitoring the processes maintained by management that are intended to help assure compliance with all federal and state insider trading laws, advising the Board with respect to the Company’s policies and procedures intended to help monitor compliance with applicable federal and state laws and regulations, and developing, reviewing and annually reassessing the adequacy of the Company’s corporate governance guidelines. The Compliance Committee was established in 2002 and held six (6) meetings in fiscal year 2003.

The Nominating Committee, which consisted of directors Nick E. Yocca, Martin H. Jurick, Thomas R. Anderson and Harold A. Blomquist during the 2003 fiscal year, considered matters related to selection of individuals to be nominated for election to the Board of Directors. The Nominating Committee was established in 2002 and held ten (10) meetings in fiscal year 2003. The Company’s Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is attached hereto as a supplement. In identifying and evaluating possible candidates for election as a director of the Company, the Nominating Committee considers factors related to the general composition of the Board as well as specific selection criteria related to the character and capacities of the individual candidates. The Nominating Committee Charter provides, among other things, that the Company’s Board of Directors should be composed of:

1.	Directors chosen with a view to bringing to the Board a variety of experience and backgrounds; and

2.	Directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.

The Nominating Committee Charter also provides that, in considering possible candidates for election to the Board of Directors of the Company, the Nominating Committee and other directors should be guided in general by the composition guidelines established above and by, including but not limited to, the following:

1.	Each director should be chosen without regard to sex, race, age, religion or national origin;

2.	Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

3.	Each director should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

4.	Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

5.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

6.	Each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The members of the Nominating Committee recommend nominees to a committee consisting of all of the directors on the Board who are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

The independent directors also formed a committee to consider recommendations by the Nominating Committee, and other potential candidates, and to determine the nominees named in this Proxy Statement. The independent directors are comprised of Dennis R. Leibel, Thomas R. Anderson, William L. Healey, William E. Bendush, Harold A. Blomquist and Martin H. Jurick. The Independent Directors Committee held meetings after each of the eight (8) meetings of the Board of Directors in fiscal year 2003. The independent directors recommended and approved the Board’s nomination of each of the Nominees named in this Proxy Statement.

The Nominating Committee and the Independent Directors Committee will consider for nomination persons recommended by the Company’s security holders in writing. These recommendations should be addressed to Microsemi Corporation, Attention: David R. Sonksen, Secretary, and must include that person’s resume and your statement in writing of the reasons that the person being recommended is well qualified.

While serving as a director or on any committees, no director attended fewer than 75% of the aggregated number of meetings held in fiscal year 2003 of the Board of Directors and of all such committees.

On the last day of each fiscal year, each non-employee director receives a 10-year option to purchase 10,000 shares of Common Stock at the closing market price of the Common Stock on that date.

During the portion of fiscal year 2003 from September 2002 to his retirement in December 2002, former Chairman Philip Frey, Jr. received a quarterly retainer of $15,000 as compensation for his services as Chairman. Mr. Frey also receives the retirement benefits described below for directors. The Company therefore pays Mr. Frey quarterly over seven years at a rate of $30,000 per year.

Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors. The non-employee directors of the Company receive a $20,000 annual retainer, except that the Chairman of the Board receives a $40,000 annual retainer. In addition the Chairman receives $2,400 and each of the other non-employee directors receives $1,800 for each Board meeting attended in person and $1,200 for each committee meeting attended in person, except that directors serving as a committee Chair receive $1,600 per committee meeting attended in person. All directors receive only 60% of the in-person compensation for meetings attended by telephone. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board or any committee by written consent.

Pursuant to the Company’s 1987 Stock Option Plan, as amended, and the Board’s compensation plan, upon initial appointment or election to the Board of Directors, as the case may be, each non-employee director receives a stock option to purchase 20,000 shares of the Company’s Common Stock, and on the last day of each fiscal year, each non-employee director receives an additional stock option to purchase 10,000 shares of the Company’s Common Stock. Following the annual shareholders’ meeting, upon election as Chairman, the Chairman of the Board shall receive an additional stock option to purchase an additional number of shares as determined by the Board. On the date of the annual meeting in the previous year, the Chairman received an option to purchase 5,000 shares. All of such option grants to directors have had an exercise price equal to the fair market value of the Common Stock on the date of grant, have been fully vested upon grant, and have had a term of up to ten (10) years.

For a period of seven (7) years after retirement from the Board of Directors, each non-employee director who served on the Board, or in another capacity as approved by the Board, for at least five (5) years is paid fifty percent (50%) of the retainer that the director was paid immediately prior to retirement, on the condition that the director continues to be available to provide up to twenty-five hours of consulting support quarterly, and continues to be eligible to exercise stock options that were received by the director prior to retirement. The Board determined in fiscal year 2003 that the current Chairman satisfies the prerequisite for future entitlement to such payments.

The Company and each of its directors have entered into indemnification agreements that are intended to supplement the financial protection of directors afforded by liability insurance. Under the agreements, the Company shall provide each director or former director the fullest indemnification allowed by Delaware law from the costs of suits and proceedings against the director on account of having been the Company’s director.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended September 28, 2003, compensation received by Messrs. Peterson, Sonksen, Brandi, Gentile and Bibeau. The notes to these tables provide additional specific information regarding compensation.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)		Restricted Stock Award(s) ($)	Options (#)		Long-Term Incentive Plan Payouts ($)	All Other Compen- sation ($)

								(2)			(3)
James J. Peterson President and Chief Executive Officer	2003 2002 2001	450,008 459,063 306,568	— — 308,250		(1) (1) (1)	— — —	165,000 36,800 140,000		— — —	6,243 10,026 6,386

David R. Sonksen Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	264,812 270,110 245,887	— — 132,875		(1) (1) (1)	— — —	100,000 24,300 80,000		— — —	7,368 5,674 6,004

Ralph Brandi Executive Vice President, Chief Operating Officer	2003 2002 2001	253,389 235,986 172,578	— — 94,378		(1) (1) (1)	— — —	60,000 93,700 36,000		— — —	5,296 3,309 3,235

James H. Gentile Vice President, Sales	2003 2002 2001	199,499 206,389 168,698	— — 56,721	75,980	(1) (4) (1)	— —	32,000 19,300 16,000		— — —	4,867 5,604 4,902

Paul R. Bibeau Vice President, General Manager of Microsemi Corp.–Integrated Products	2003 2002 2001	189,992 179,817 —	— — —		(1) (1)	— — —	35,000 21,700 —		— — —	3,461 3,405 —

(1)	The Company has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer’s total annual salary and bonus for each respective period or $50,000. Such perquisites have not been included in the table.

(2)	The number of options granted have been adjusted to reflect a 2-for-1 stock split which became effective as of August 28, 2001.

(3)	Represents amounts contributed by the Company in the period under the Company’s 401(k) plan under which the Company matches an employee’s contributions of up to 3% of such employee’s annual salary.

(4)	Mr. Gentile’s “other compensation” of $75,980 consisted of $9,600 of auto allowance, $4,848 of life insurance and $61,532 of assistance in sale and purchase of his principal residence due to a job relocation within the Company

	OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants

Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Price ($/Share)	Exercise Expiration Date	Grant Date Present Value ($)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
						5%($)	10%($)
James J. Peterson	90,000	3.19%	6.23	11/26/12	560,700	352,621	893,611
James J. Peterson	75,000	2.65%	14.11	06/17/13	1,058,250	665,528	1,686,578
David R. Sonksen	60,000	2.12%	6.23	11/26/12	373,800	235,081	595,741
David R. Sonksen	40,000	1.42%	14.11	06/17/13	564,400	354,948	899,508
Ralph Brandi	20,000	0.71%	6.23	11/26/12	124,600	78,360	198,580
Ralph Brandi	40,000	1.42%	14.11	06/17/13	564,400	354,948	899,508
James H. Gentile	12,000	0.42%	6.23	11/26/12	74,760	47,016	119,148
James H. Gentile	10,000	0.35%	14.11	06/17/13	141,100	88,737	224,877
Paul R. Bibeau	20,000	0.71%	6.23	11/26/12	124,600	78,360	198,580
Paul R. Bibeau	15,000	0.53%	14.11	06/17/13	211,650	133,106	337,316

(1)	The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of options granted in fiscal year 2003, assuming that the stock appreciates in value from the date of grant until the end of the option term at the specified annual rates (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company’s estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

Name	Total Exercised (#)	Realized Value ($)	Exercisable (#)	Non Exercisable (#)	Exercisable Value ($)	Non Exercisable Value ($)
James J. Peterson	7,500	74,663	205,962	216,350	2,131,655	2,976,880
David R. Sonksen	0	0	153,230	137,350	1,631,651	1,886,114
Ralph Brandi	0	0	97,750	142,300	780,283	1,742,408
James H. Gentile	0	0	29,550	49,750	328,350	849,369
Paul R. Bibeau	0	0	11,750	80,250	91,770	1,263,360

EXECUTIVE COMPENSATION AGREEMENTS

The Company and each of its executive officers have entered into indemnification agreements that are intended to supplement the financial protection of executive officers afforded by liability insurance. Under the agreements, the Company shall provide each executive or former executive the fullest indemnification allowed by Delaware law from the costs of suits and proceedings against the executive on account of having been the Company’s executive officer.

The Company has entered into agreements with Messrs. Peterson and Sonksen intended to assure their unbiased counsel and continued dedication in the event of an unsolicited tender offer or other occurrence that may result in a change of control. Each agreement will continue in effect until two (2) years after the Company notifies the executive of an intention to terminate that agreement. The terms of each agreement provide that, in the event of a change of control, as defined therein, and the subsequent termination of the executive’s employment at any time during the term of such agreement, the executive will be paid amounts equal to a multiplier (the “Multiplier”) times the sum of his annual salary rate in effect prior to termination of employment and his highest annual bonus paid during the prior 3-year period. The Multiplier is a number equal to the sum of three plus the number of years of service of the executive, all divided by twelve; provided, however, in the event of involuntary termination by the Company or termination by the executive for “Good Reason”, the Multiplier will be equal to two (2). Provided, further, that in all other events the Multiplier shall be at least one (1) and not more than one and one-half (1 1/2). Presently Mr. Peterson has 5 years of service and Mr. Sonksen has 17 years of service. Additionally: (i) all options that the executive has received under any option plans will remain exercisable for a number of years equal to the Multiplier; (ii) medical, dental, vision and life insurance premiums will continue to be paid by the Company for a number of years equal to the Multiplier; (iii) his automobile allowance continues, subject to earlier termination if the executive becomes a full time employee elsewhere, up to a number of years equal to the Multiplier; and (iv) he will receive all other benefits then accrued at the time of a termination under the Company’s compensation plans. Upon an involuntary termination or a termination for “Good Reason,” in either case only following a change of control, all of the executive’s unvested stock options, or similar equity incentives, vest and become exercisable. Also, to the extent that payments to the executive pursuant to his agreement (together with any other payments or benefits) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code (“Code”), the agreement provides for the payment of an additional amount such that the executive would receive, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. Mr. Sonksen’s current agreement restates and supersedes the similar agreement entered into in 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market (“NASDAQ”). Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms concurrently when they file them with the SEC and NASDAQ.

To the Company’s knowledge, based solely on its review of the copies of Section 16(a) forms furnished to the Company and any written representations that no Form 5 reports were required, none of the Company’s officers, directors or greater than ten-percent beneficial owners known to the Company failed to file in a timely manner Section 16(a) reports during or with respect to fiscal year 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Concerning this proxy statement, the SEC regulations do not require the Company to make any disclosure under the heading immediately above, and accordingly no disclosure is made here.

COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 2003 OF

MICROSEMI CORPORATION

The compensation programs for executive management and certain other key employees are reviewed each year by the Compensation Committee. The compensation programs establish the rewards to be received by each key executive relative to their contributions to net earnings from both their direct operating responsibility and the overall profits of the Company. The Compensation Program attempts to link the awards with the performance of the Company and align executive compensation with the interests of the stockholders. The committee considers the potential impact of each operating unit as well as the effect on corporate wide growth, profit, market position and goals set for that year, as well as changes in corporate market focus and strategic goals for the next fiscal year. The committee reviews with the management of the Company the business plans for the new fiscal year relative to the prior year.

In addition, each executive officer is responsible for meeting other strategic goals mutually agreed to between that executive officer and the Chief Executive Officer. The goals typically are strategic opportunities and challenges available to the Company in a changing market in a competitive environment. In every reward review, the executive officer is evaluated on corporate earnings, divisional earnings, and the committee’s subjective analysis of the goals achieved or progress achieved. Compensation of the chief executive officer is determined in a manner similar to that for all other executive officers. The chief executive officer’s strategic goals are established between the chief executive officer and the Board of Directors.

Executive Compensation Philosophy:

The primary thrust of the compensation programs in the Company continues to be that compensation must reflect the value created for the stockholders—both short term and long term. Consequently, the program utilizes short-term achievement awards and long-term incentives; normally it includes stock options granted each year. The stock option grants are made by the Compensation Committee, which administers the stock option program. Grants can be in either or both qualified and non-qualified stock options. Options are granted to executives and key employees with the potential to impact the future growth and profitability of the Company. Options typically become fully vested over a four-year period in four equal installments starting one year after the option is granted and expiring ten years after the grant date. Options are intended to provide incentives for executives and key employees to increase the value of the Company over the long term.

Salary reviews for the top executives are conducted each year. The committee utilizes data from established salary surveys. The Company attempts to reach a certain annually-determined percentile, compared against our industry comparatives, for overall increases in pay and benefits. In addition, the Compensation Committee reviewed both the performance of the Company and its executives for fiscal year 2003.

The Executive Compensation components are:

•	Base Salary: Salaries are targeted at or above the fiftieth percentile for similarly situated companies. Factors considered for salary increases, although subjectively and informally applied, are actual achievement, level of market opportunity, management skill in achieving goals and contributions to the overall corporate success.

•	The Cash Bonus Program: This program provides cash awards to executives as a means of achieving superior corporate results. These programs are formalized and consistently administered throughout the Company. The bonus award can range from 0% to 150% of an executive’s annual salary. The bonus award components are based on overall corporate profit performance, direct profit results controlled by the executive and on individual-specific goals.

•	Stock Options: The exercise price of each stock option is equal to 100% of the fair market value of the Common Stock as of the date when the option was granted. Based on the current stock option plan as approved by the stockholders, 4% of the currently outstanding shares of Common Stock are annually added to the pool available for award to new and existing key employees, executives and directors. Under this program, key executives are allocated portions of the total annual award based upon the recipient’s responsibility level and other subjective measures.

Compensation of the Chief Executive Officer in Fiscal Year 2003:

The Compensation Committee believes, based on its review of publicly available information concerning companies in its industry, that its chief executive officer’s compensation is within the range of compensation packages provided to executives of similar rank and responsibility in comparable companies.

In January 2004, Mr. Peterson’s salary was increased from $450,000 to $500,000. He had received no salary increase in fiscal year 2002 or fiscal year 2003. For fiscal year 2003, Mr. Peterson received no cash bonus.

The long-term portion of Mr. Peterson’s compensation is based primarily on stock options. Mr. Peterson was granted stock options for 165,000 shares of common stock during fiscal year 2003 covering both the fiscal years 2002 and 2003 option grants.

The Compensation Committee members during fiscal year 2003 are identified below.

THE COMPENSATION COMMITTEE

Dennis R. Leibel	Thomas R. Anderson	Martin H. Jurick	William L. Healey

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return on the Company’s Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock Market– Electronics & Electrical Equipment & Components Index, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on or about September 30, 1998 and all dividends were reinvested. The Company’s fiscal year ends on or about September 30 each year.

COMPARISON OF 5 YEARS’ CUMULATIVE TOTAL RETURN *

Among Microsemi Corporation, the NASDAQ stock market (US) index and the NASDAQ Electronic Components Index

*	$100 invested on September 25, 1998 in stock or index, including reinvestment of dividends

	Cumulative Total Return
	9/25/98	10/3/99	10/1/00	9/30/01	9/29/02	9/28/03

MICROSEMI CORPORATION	100.00	100.00	512.61	700.50	160.81	434.82
NASDAQ STOCK MARKET (U.S.)	100.00	158.10	211.07	86.30	69.58	103.87
NASDAQ ELECTRONIC COMPONENTS	100.00	197.95	344.82	97.45	68.32	125.97

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants’ independence. Based on the review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2003 fiscal year for filing with the Securities and Exchange Commission.

Solely the Audit Committee engages the independent accountants on behalf of the Company to provide any audit and non-audit services.

The Audit Committee has approved an engagement agreement with the independent accountants. The engagement agreement establishes certain particular services that are required of the independent accountants. The engagement agreement further requires the independent accountants to inform the Audit Committee of each particular other service they will render, and in each instance these other particular services shall be subject to prior review and approval of the Audit Committee. The Audit Committee has never delegated, and shall not delegate, this responsibility to the Company’s management.

Thomas R. Anderson	William E. Bendush	Dennis R. Leibel

The foregoing Compensation Committee Report, Performance Graph and Audit Committee Report are not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act. They shall not be deemed to be incorporated by reference into any document that the Company may file at any time with the Securities and Exchange Commission, unless in a particular instance it is therein expressly and specifically incorporated by reference by the Company.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2005 Annual Meeting of Stockholders must be received by the Company no later than September 28, 2004. Such proposals may be included in next year’s Proxy Statement if they furthermore comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Subject to the immediately preceding sentence, matters will not be acted upon at the meeting unless the proposal is made timely and in appropriate form in accordance with our then applicable Bylaws and resolutions of our Board.

CONTACTING THE BOARD

Stockholders of the Company may send communications to the Board of Directors via U.S. Mail at the following address: Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614. Attention: Chairman of the Board.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP, independent accountants for the Company for the fiscal year ended September 28, 2003, has been selected by the Board of Directors to serve in the same capacity for the current fiscal year.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

AUDIT FEES

PricewaterhouseCoopers LLP billed the Company $632,000 and $587,000 for professional services rendered for the audit of the annual financial statements for fiscal years 2003 and 2002, respectively, and the reviews of the financial statements included in Forms 10-Q for each of those respective fiscal years.

AUDIT-RELATED FEES

PricewaterhouseCoopers LLP billed the Company for $21,000 and $19,000 for the audit of the Company’s employee benefit plan for fiscal years 2003 and 2002, respectively.

TAX FEES

PricewaterhouseCoopers LLP billed the Company $398,000 and $624,000 for income tax compliance and related tax services for fiscal years 2003 and 2002, respectively.

ALL OTHER FEES

PricewaterhouseCoopers LLP billed the Company nothing in fiscal years 2003 and 2002 for services that are not described above.

The Audit Committee considered whether the provision of the services included in this category is compatible with maintaining PricewaterhouseCoopers’ independence.

CERTAIN RELATIONSHIPS

Yocca Patch & Yocca, LLP, provides legal services to the Company. Nick E. Yocca, our Chairman, has two family members who are firm partners. Mark W. Yocca provides litigation counsel and Nicholas J. Yocca provides corporate counsel services to the Company. They have provided those services since 1999 and 1987, respectively. Stradling Yocca Carlson & Rauth PC has also provided legal services to the Company. They have provided those services since 1987. The Board of Directors adopted a resolution stating that the Board found that Chairman Yocca’s independent judgment and ability to maintain independence in acting as member of the Nominating Committee of the Board of Directors would not be affected in any material respect by those relationships.

OTHER MATTERS

The Board of Directors is not aware of any matter which will be presented for action at the Meeting other than the matters set forth herein; but should any other matter requiring a vote of the stockholders arise, it is intended that the enclosed Proxy shall include discretionary authority to vote on such other matters in accordance with the interests of the Company, in the best judgment of the person or persons voting the Proxies or consistent with any instructions given to such persons by the Board of Directors. In addition, the enclosed Proxy is intended to include discretionary authority to vote for any person’s election to a position for which a bona fide nominee is named herein if such nominee named herein is unable to serve or for good cause will not serve, approval of minutes of the prior meeting without ratifying the actions taken at such meeting and the disposition of any matters incident to the conduct of the Meeting, including any adjournments or postponements.

All stockholders are urged to complete, sign, date and promptly return the enclosed Proxy.

By Order of the Board of Directors,

David R. Sonksen,
Secretary
Irvine, California
January 23, 2004

SUPPLEMENT

to

Microsemi Corporation’s Proxy Statement

This Supplement is being furnished to the SEC, and is not deemed filed with the SEC. Reference to the Proxy Statement in any other SEC filing shall not be deemed to incorporate this Supplement by reference into any other SEC filing.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

MICROSEMI CORPORATION

Composition and Membership

The Audit Committee (the “Committee”) shall be comprised of three or more directors as determined by the Board of Directors (the “Board”) in accordance with the following criteria. Committee members shall be appointed and replaced by the Board after consulting with, or on recommendation of, the Nominating/Corporate Governance Committee. If a Committee Chairman is not designated or present at a meeting, the members of the Committee may designate a Committee Chairman for such meeting by majority vote of the Committee membership present at the meeting. Committee members shall be “independent” within the meaning of the Rules of NASDAQ (“NASDAQ”) and U.S. federal law and regulations.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise which shall include an understanding of generally accepted accounting principles and financial statements, experience in preparing, auditing analyzing or evaluating financial statements, experience with internal auditing controls and an understanding of audit committee functions.

The Company shall provide the Committee with such funding as the Committee reasonably decides is adequate for the engagement and retention of the Company’s independent auditors and any advisors employed by the Committee, as well as for the performance of the Committee’s other functions as detailed in this Charter.

General Functions

The Committee shall have and may exercise on behalf of the Board with respect to assisting in the oversight of the following, subject, however, to other limitations of authority listed below under Article VI or as specified by the Board from time to time:

A.	the integrity of the Company’s financial statements;

B.	the Company’s compliance with legal and regulatory requirements;

C.	the independent auditor’s qualifications and independence;

D.	the performance of the Company’s internal audit function and of its independent auditors; and

E.	the preparation of the Committee Report for inclusion in the Company’s Annual Proxy Statement.

The Committee’s primary duties and responsibilities are:

A.	to monitor the integrity of the Company’s financial statements, financial reporting process, internal auditing department and systems of internal controls regarding finance and accounting;

B.	to exercise sole authority to retain and terminate, and to monitor the qualifications, independence and performance of, the Company’s independent auditors; and

C.	to provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Company’s independent auditors as well as to anyone else in the Company. The Committee has the authority to retain and to obtain the advice of, at the Company’s expense, such legal, accounting or other consultants or experts as it deems necessary in the performance of its duties, which experts need not be the same as are regularly retained by the Company to perform such functions.

Procedures and Meetings

The Committee shall meet at least five times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting and, whenever reasonably practicable, circulate the agenda to each member prior to the meeting date. Every notice or facsimile or copy thereof that may be given by the Committee to its members or other Board members electronically, whether by telephone, email, telegram, fax, or otherwise, shall be deemed as effectively given as a written notice with an original signature.

The Committee should meet privately and separately in executive session at least quarterly with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed including the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

A majority of the then-acting members of the Committee shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Chairman shall preside, when present, at all meetings of the Committee. The Committee will keep a record of its meetings and report on them to the Board. The Committee may meet by telephone or video conference and may take action by unanimous written consent. On all procedural matters not specifically addressed in this Charter, the provisions of the Bylaws of the Company relating to actions by the Board shall apply to the Committee.

The Committee is empowered to adopt its own rules of procedure which shall not be inconsistent with the Bylaws of the Company or resolutions of the Board. The Committee may set a schedule for regular monthly meetings and special meetings as the Chairman or Committee may deem necessary.

The President, the Chairman of the Board and the Chairman of any other committee of the Board, if not otherwise attending as a member of the Committee, may attend open sessions of meetings of the Committee, as determined by the Committee Chairman, and non-members shall have no voting rights in such Committee meetings.

A Committee Secretary may be appointed by the Board or, absent such appointment, by the Committee; and such Committee Secretary may attend meetings of the Committee in the discretion of the Committee Chairman and may perform such administrative tasks on behalf of the Committee as may be delegated to such Committee Secretary by the Committee Chairman, including the development of Committee meeting agendas, preparation of Committee minutes and distribution of such minutes to the Committee and the Board. The Committee Secretary need not be a member of the Committee, and appointment to such post shall not serve to make the individual a member of the Committee, or grant a right to vote in Committee actions to the individual, or make the individual an executive officer of the Company. The post of Committee Secretary shall be a subordinate officer under the Bylaws.

The Committee may meet by telephone or video conference and may take action by unanimous written consent. On all procedural matters not specifically addressed in this Charter, the provisions of the Bylaws of the Company relating to actions by the Board shall apply to the Committee.

Communication with Management

It shall be the responsibility of the Committee Chairman to keep the President and/or the Board informed promptly of the deliberations and conclusions of the Committee to the extent appropriate.

The Committee will review any disclosures by the Company’s officers during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Committee shall obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its foreign subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company’s Business Conduct, Compliance and Conflict of Interest Policy.

The Committee shall review reports and disclosures of insider and affiliated party transactions.

The Committee shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Business Conduct, Compliance and Conflict of Interest Policy.

Minutes and Reports

Minutes of each Committee meeting shall be kept and, promptly after being finalized and executed by the Committee Chairman and Committee Secretary, distributed to each member of the Board and to the Corporate Secretary. This provision shall not require distribution of preliminary drafts or information given consideration by the Committee unless included in the final minutes. The Chairman of the Committee shall report at each meeting of the Board on any actions taken by the Committee subsequent to the most recent meeting of the Board and, if deemed necessary or advisable, to seek the approval and/or ratification of the full Board to such actions taken by the Committee.

Authority and Responsibilities

Subject to limitations set forth in Article II above, the Committee shall:

Review Procedures

Review and reassess the adequacy of this Charter at least annually. Submit the Charter with any recommended changes to the Board for approval and have the then-current document published in accordance with Securities and Exchange Commission (“SEC”) regulations and the rules of NASDAQ.

Review the Company’s annual audited financial statements prior to release. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

Require an annual report by the independent auditors describing the independent auditors’ internal quality control procedures, and any material issues raised with respect thereto by any internal review, peer review or external investigation thereof.

In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls and review and discuss the critical accounting practices and policies. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings and analyses prepared by the independent auditors and the internal auditing department together with management’s responses.

Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Committee Chairman may represent the entire Audit Committee for purposes of this review.

Independent Auditors

The Committee shall have sole authority to hire or terminate auditors. The independent auditors shall be directly accountable to the Committee and indirectly accountable to the Board through the Committee. The Committee shall review the independence and performance of the auditors and annually approve the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The Committee shall have the sole authority to terminate the engagement of the Company’s independent auditors; provided, however, the Committee shall discontinue the Company’s engagement of the independent auditors with respect to any independent audit if the Company’s chief executive officer, chief financial officer, controller, chief accounting officer or person serving in an equivalent position was employed by the auditor and participated in any capacity in auditing of the Company during the one year period prior to initiating such independent audit.

The Committee shall have the sole authority to approve the fees and other significant compensation to be paid to the independent auditors, and to approve any non-audit engagement. Such approval shall be delivered prior to the related services being performed.

On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have or are proposed to have with the Company to determine whether those relationships could impair the auditors’ independence.

Review the independent auditors’ audit plan, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit-related services.

The Committee shall discuss, both internally and with the Company’s independent auditors, any earnings information or any financial information or earnings guidance provided to analysts and rating agencies prior to the release of the information. In that connection, the Committee shall discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

At least every five years, require the rotation of the independent auditor’s lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors.

Review, on an ongoing basis, compliance with the statutory ban on the independent auditors’ provision of non-audit services, except for the provision of tax advice and services pre-approved by the Committee.

Review analyses prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the selection, application and disclosure of critical accounting policies and analyses of the effect of alternative financial and accounting assumptions, estimates or methods on the Company’s financial statements.

Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated or, if implicated, the ramifications thereof and the remedial action required.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any complaints or published reports which raise material issues regarding the Company’s financial statements, accounting policies or audit procedures.

Internal Audit Department

Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

Review the appointment, performance and replacement of the senior internal audit executive.

Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

On at least an annual basis, review with the Company’s counsel and Compliance Committee of the Board of Directors, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Outside Advisors

The Committee shall have the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines necessary apart from counsel or advisors hired by management, especially when potential conflicts of interest with management may be apparent.

Limits of Duties

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

CHARTER OF THE

NOMINATING COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

MICROSEMI CORPORATION

I.	Composition and Membership

The Nominating Committee (the “Committee”) will be comprised of three or more members of the Board of Directors (the “Board”), and shall be appointed for such term or terms as the Board may determine and may be replaced by the Board, at its discretion. One of the Committee members shall be appointed Chairman of the Committee by the Board or, absent such appointment, by majority vote of the Committee members present at the meeting. Committee members, or a majority thereof, shall be “independent” to the extent required by U.S. Federal Law or applicable regulations and within the meaning of the Rules of the NASDAQ (“NASDAQ”) National Market (an “Independent Director”).

II.	General Functions

The Committee shall have and may exercise on behalf of the Board the following powers, subject, however, to other limitations of authority listed below under Articles VI and VII or as specified by the Board from time to time:

A.	to assist the Board by identifying individuals qualified to become Board members, and to recommend to all of the Independent Directors (whether or not then serving on the Committee) director nominees for approval for nomination at the next annual meeting of stockholders;

B.	to recommend to the Board director nominees for each committee;

C.	to recommend to the Board corporate governance guidelines and changes thereto;

D.	to ensure that the Board and the Company’s Charter and Bylaws are structured in a way that best serves the Company’s practices and objectives; and

E.	to lead the Board in its annual review of the performance of the Board and of the Board Committees.

The Committee may not undertake actions specifically reserved by law or in the Bylaws to the Board itself, if such actions are specifically prohibited from being delegated to a committee. The Committee may from time to time form and delegate authority to subcommittees, when appropriate. Actions of the Committee shall be immediately effective to the full extent authorized by the Board and as permitted under the General Corporation Law of Delaware and the Bylaws of the Company, but nevertheless subject in all cases to the power of the Board as a whole to accept or reject or table recommendations or suggestions.

III.	Procedures and Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting and, whenever reasonably practicable, circulate the agenda to each member prior to the meeting date. Every notice or facsimile or copy thereof that may be given by the Committee to its members or other Board members electronically, whether by telephone, email, telegram, fax, or otherwise, shall be deemed as effectively given as a written notice with an original signature.

A majority of the then-acting members of the Committee shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Chairman shall preside, when present, at all meetings of the Committee.

The Committee is empowered to adopt its own rules of procedure which shall not be inconsistent with the Bylaws of the Company or resolutions of the Board. The Committee may set a schedule for regular meetings and special meetings as the Chairman or Committee may deem necessary.

The President, the Chairman of the Board and the Chairman of any other committee of the Board, if not otherwise attending as a member of the Committee, may attend open sessions of meetings of the Committee, as determined by the Committee Chairman, and non-members shall have no voting rights in such Committee meetings.

A Committee Secretary may be appointed by the Board or, absent such appointment, by the Committee; and such Committee Secretary may attend meetings of the Committee in the discretion of the Committee Chairman and may perform such administrative tasks on behalf of the Committee as may be delegated to such Committee Secretary by the Committee Chairman, including the development of Committee meeting agendas, preparation of Committee minutes and distribution of such minutes to the Committee and the Board. The Committee Secretary need not be a member of the Committee, and appointment to such post shall not serve to make the individual a member of the Committee, or grant a right to vote in Committee actions to the individual, or make the individual an executive officer of the Company. The post of Committee Secretary shall be a subordinate officer under the Bylaws.

The Committee may meet by telephone or video conference and may take action by unanimous written consent. On all procedural matters not specifically addressed in this Charter, the provisions of the Bylaws of the Company relating to actions by the Board shall apply to the Committee.

IV.	Communication with Management

It shall be the responsibility of the Committee Chairman to keep the President and/or the Board informed promptly of the deliberations and conclusions of the Committee to the extent appropriate.

V.	Minutes and Reports

Minutes of each Committee meeting shall be kept and, promptly after being finalized and executed by the Committee Chairman and Committee Secretary, distributed to each member of the Board and to the Corporate Secretary. This provision shall not require distribution of preliminary drafts or information given consideration by the Committee unless included in the final minutes. The Chairman of the Committee shall report at each meeting of the Board on any actions taken by the Committee subsequent to the most recent meeting of the Board and, if deemed necessary or advisable, to seek the approval and/or ratification of the full Board to such actions taken by the Committee.

VI.	Authority and Responsibilities on Board Membership

Subject to limitations set forth in Article II above, the Committee shall:

A.    Retain and Supervise Search Consultants. The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

B.    Seek and Recommend on Approval or Rejection of Candidates. The Committee shall assist the Board in identifying individuals qualified to become Board members, and recommend to the Board the director nominees for the next annual meeting of stockholders. The Committee shall review, investigate and recommend to the Board that it accept or reject nominees for the Board suggested by any stockholder of the Company.

C.    Composition of the Board. The composition of the Board will depend not only on the character and capacities of the members on the Board taken individually, but also on their collective strengths. Consequently, the Board should be composed of, without limitation:

1.	Directors chosen with a view to bringing to the Board a variety of experience and backgrounds; and

2.	Directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.

D.    Selection Criteria. In considering possible candidates for election as a director of the Company, the Committee and other directors should be guided in general by the composition guidelines established above and by, including but not limited to, the following:

1.	Each director should be chosen without regard to sex, race, age, religion or national origin;

2.	Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

3.	Each director should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

4.	Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

5.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

6.	Each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Corporation as a whole and not primarily a special interest group or constituency.

VII.	Authority and Responsibilities on Governance and Performance:

Subject to limitations set forth in Article II above, the Committee shall:

A.    Assess Performance of Board and Board Committees. The Committee shall receive comments from all directors and executive officers and other relevant persons or constituencies and report annually to the Board with an assessment of the performance of the Board and of management. Such assessments should be discussed with the full Board following the end of each fiscal year. The assessment shall consider the size, structure, composition and functioning of the Board in light of operating requirements of the Company.

B.    Report to Board. The Committee shall periodically report to the Board on significant results of the Committee’s activities.

C.    Evaluation and Publication of Committee Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee also shall request the Board to cause the then-current Charter to be published in accordance with the rules of NASDAQ.

D.    Evaluation of Committee Performance. The Committee shall annually review its own performance.

E.    Charter and Bylaws. The Committee shall, with advice from the Company’s general counsel and outside legal counsel, periodically review and recommend changes to the Company’s Certificate of Incorporation and Bylaws as they relate to corporate governance matters.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROSEMI CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 25, 2004

The undersigned stockholder of MICROSEMI CORPORATION hereby appoints James J. Peterson and David R. Sonksen, or either of them, their attorneys and proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock, par value $0.20 per share, of MICROSEMI CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 25, 2004 at 10:00 A.M. (California time), and at any adjournments or postponements thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of this proxy and a copy of the Notice of Annual Meeting and Proxy Statement dated January 23, 2004. This proxy, when properly executed and dated, will be voted in the manner directed on this card upon the following matters. Please mark, sign, date and return this proxy card promptly.

1.  ELECTION OF DIRECTORS

☐	FOR all nominees (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

James J. Peterson	Nick E. Yocca	Thomas R. Anderson	Dennis R. Leibel
William E. Bendush	William L. Healey	Harold A. Blomquist

(continued and to be signed and dated on the reverse side)

Pursuant to the Proxy Statement, said proxies are directed to vote or to refrain from voting, in their sole discretion, upon any other matters that may properly come before the meeting.

IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EVERY PROPOSAL HEREON.

Signature of Stockholder

Dated                                                                                   , 2004

Signature of Stockholder

Dated                                                                                   , 2004

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. All joint owners should sign. Executors, administrators, trustees, guardians and others holding stock in a representative capacity, should sign and also give their title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.